EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2004, except for Note 15, as to which the date is September 16, 2004, relating to the consolidated financial statements and financial statement schedule which appears in Digital Insight Corporation’s Current Report on Form 8-K dated September 20, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

September 20, 2004